EXHIBIT 10.2

SECOND AMENDMENT

This Second Amendment (this “Amendment”), dated as of December 28, 2005, is entered into by and between BIODELIVERY SCIENCES INTERNATIONAL, INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of the Secured Convertible Term Note, dated May 31, 2005 (as amended, modified or supplemented from time to time, the ”Term Note”), which Term Note was issued by the Company to Laurus pursuant to that certain Securities Purchase Agreement dated as of May 31, 2005 (as amended, modified or supplemented, the “Purchase Agreement”) and the Related Agreements (as such term is defined in the Purchase Agreement). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Term Note.

WHEREAS, the Company and Laurus have heretofore agreed to postpone the required payments by the Company of the Monthly Principal Amounts due on the first business day of September 2005, October 2005 and November 2005 as set forth in that certain Amendment to the Term Note, dated June 29, 2005 (the “First Amendment” and such Monthly Principal Amounts, the “Previous Postponed Amounts”); and

WHEREAS, Laurus has agreed, on the terms and conditions set forth herein, to further postpone the obligation of the Company to make certain scheduled amortization payments of the Previous Postponed Amounts and certain additional scheduled amortization payments in accordance with the terms of the Term Note as set forth herein and, in consideration therefore and in consideration of the other agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company has agreed to issue an additional common stock purchase warrant to Laurus to purchase up to 29,700 shares of the Common Stock of the Company at an exercise price of $0.001 per share (the “New Warrant”).

NOW, THEREFORE, in accordance with Section 5.5 of the Term Note and in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto amend the Term Note and, as applicable, all the Related Agreements, and agree as follows:

1. Laurus hereby agrees that the Company shall not be required to pay the Previous Postponed Amounts as of December 1, 2005 as required by the First Amendment, and instead the aggregate of all such Previous Postponed Amounts (i.e., $227,274) shall be due and payable, in either cash or stock as provided for in the Term Note, on the first business day of July 2006 together with all other amounts due and payable on such date under the Purchase Agreement and the Related Agreements.

2. Laurus hereby agrees that the Company shall not be required to pay the Monthly Principal Amounts due on the first business day of December 2005, January 2006, February 2006, March 2006, April 2006, May 2006 and June 2006 (collectively, the “Additional Postponed Amounts”) on such dates, and instead the aggregate of all such Additional Postponed Amounts (i.e., $454,548) shall be due and payable, in either cash or stock as provided for in the Term Note, on the first business day of July 2006, together with all other amounts due and payable on such date under the Purchase Agreement and the Related Agreements.

3. In consideration of the agreements set forth in Sections 1 and 2 above, and the other agreements contained herein, the receipt of which is hereby acknowledged, the Company hereby agrees to issue to Laurus the New Warrant. The Company and Laurus hereby agree to enter into a registration rights agreement (the “New Registration Rights Agreement”) simultaneously with the execution of this Amendment which shall govern the registration with the SEC of the shares of Common Stock underlying the New Warrant.

4. The Company understands that the Company has an affirmative obligation to make public disclosure of material agreements and material amendments to such agreements in accordance with legal and regulatory requirements. The Company hereby acknowledges that Laurus shall not be deemed to have misappropriated any information of the Company by reason of entering into this Amendment. The Company hereby agrees to file a Form 8-K (“8-K”) relating to this Amendment within four (4) business days after the execution hereof. Prior to filing the 8-K, the Company shall give Laurus a reasonable opportunity to review and comment on language regarding Laurus contained in such amendment.

5. This Amendment shall be effective as of the date hereof following: (i) the execution and delivery of this Amendment and the New Registration Rights Agreement by each of the Company and Laurus and (ii) the execution and delivery of the New Warrant by the Company to Laurus.

6. Except as specifically set forth in this Amendment, there are no other amendments to the Purchase Agreement, the Term Note or any other Related Agreements entered into therewith, and all of the other forms, terms and provisions of the Purchase Agreement, the Term Note and such other Related Agreements shall remain unmodified and in full force and effect.

7. The Company hereby represents and warrants to Laurus that as of the date hereof, after giving effect to this Amendment (the terms of which shall not constitute an Event of Default), (i) no Event of Default exists and is continuing as a result of nonpayment of any obligation to Laurus, and (ii) all representations, warranties and covenants made by Company in connection with the Purchase Agreement and the Related Agreements are true, correct and complete and all of Company’s and its Subsidiaries’ covenant requirements have been met.

8. From and after the date hereof, all references in the Purchase Agreement and the Related Agreements to the Note, the Purchase Agreement and the Related Agreements shall be deemed to be references to the Note, the Purchase Agreement and the Related Agreements respectively, as the case may be, as modified hereby.

9. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE

LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

BIODELIVERY SCIENCES
INTERNATIONAL, INC.

By:	/s/ Mark Sirgo, Pharm.D.
Name:	Mark Sirgo, Pharm.D.
Title:	President & CEO

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name:	David Grin
Title:	Director

[Signature Page to Second Amendment to May Note, dated December 28, 2005]

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